SALE AND PURCHASE AGREEMENT


                                 BY AND BETWEEN


                    SUPERSTOCK, INC., A FLORIDA CORPORATION,


                                    AS SELLER


                                       AND


               NL VENTURES IV, L.P., A TEXAS LIMITED PARTNERSHIP,


                                  AS PURCHASER




                           FOR THE SUPERSTOCK FACILITY

                             7660 CENTURION PARKWAY
                       JACKSONVILLE, DUVAL COUNTY, FLORIDA



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                           SALE AND PURCHASE AGREEMENT

      THIS SALE AND PURCHASE AGREEMENT (the "Agreement") is made and entered into by and between SuperStock, Inc., a Florida corporation ("Seller") and NL Ventures IV, L.P., a Texas limited partnership, and assigns ("Purchaser") to be effective as of the date a fully executed original counterpart of this Agreement is delivered to and received by the Title Company (the "Effective Date").

                                    RECITALS

      A. Seller is the owner of certain real property and improvements located in the City of Jacksonville, Florida, which are more particularly described in this Agreement as the "Project."

      B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Project, upon and subject to the terms and conditions hereinafter set forth, including without limitation, the condition that at Closing Purchaser and Seller shall enter into a long term "absolute net" lease of the Project with Purchaser as landlord and Seller as tenant (the "Lease").

                                   AGREEMENTS

      For and in consideration of the premises, the respective covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them in Annex A attached hereto and made a part hereof for all purposes.

                                    ARTICLE 2
                                    PROPERTY

      Subject to the terms and provisions hereof, and for the consideration herein set forth, Seller agrees to sell, and Purchaser agrees to purchase, the following described property located in the City of Jacksonville, Florida:

      2.1 Realty. All those certain tracts, pieces or parcels of land described in Exhibit A attached hereto and made a part hereof for all purposes (herein referred to as the "Land"), together with the buildings, structures, fixtures (except for trade fixtures owned by Seller), paving, curbing, trees, shrubs, plants, and other improvements and landscaping of every kind and nature presently situated on, in, or under, or hereafter (but prior to Closing) erected or installed or used in, on, or about the Land (herein collectively referred to as the "Improvements"), and all rights and appurtenances pertaining thereto,


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including,  but not limited to: (i) all right,  title and  interest,  if any, of
Seller, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Land; (ii) all right, title and interest, if any, of Seller, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (iii) any easement across or adjacent to the Land, existing or abandoned; (iv) all right, title and interest, if any, of Seller, in and to all sewage treatment capacity and water capacity and other utility capacity to serve the Land and Improvements; (v) all right, title and interest, if any, of Seller, in and to all oil, gas, and other minerals in, on, or under, and that may be produced from the Land; (vi) any reversionary rights attributable to the Land;
(vii) all water rights appurtenant to the Land; and (viii) all development rights, zoning classifications (including, without limitation, variances), rights as to non-conforming uses and/or structures, vested or "grand-fathered rights" and other entitlements pertaining to the Land (the Land, Improvements and all of the other properties, rights and interests mentioned above are herein collectively referred to as the "Realty");

      2.2 Personalty. All personal property and equipment owned by Seller as of the date hereof (or acquired by Seller prior to the Closing, as herein defined) and which is directly used in connection with the ownership, use, operation, repair and maintenance of the Realty and is located on the Realty (herein collectively referred to as the "Personalty") including, but not limited to, all gas and electric fixtures, appliances and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, shades, awnings, screens, blinds, installed carpeting, lamps, drapes, curtains, spare parts, materials and supplies for the ownership, use, operation, maintenance and repair of the Realty or the Personalty or both; provided, however, such Personalty shall not include Seller's trade fixtures or inventory;

      2.3 Incidental Rights. To the extent assignable, all of Seller's right, title and interest, in and to and under all contracts, guaranties, warranties or other agreements (herein collectively referred to as the "Incidental Rights") relating to the ownership, construction, rental, operation, maintenance and repair of the Realty and the Personalty, including, without limitation, construction contracts relating to construction of the Improvements (herein collectively referred to as the "Construction Contracts"), all contracts or agreements, such as maintenance, service, management, leasing or utility contracts relating, in any way, to the ownership, use, leasing, service, management, operation, maintenance and repair of the Realty and the Personalty as more particularly set forth in Schedule 2.3 (herein collectively referred to as the "Property Agreements"), , and all governmental permits or approvals or licenses in effect as of Closing with respect to the ownership, construction, use, occupancy and operation of the Realty and the Personalty; provided, however, that the Incidental Rights shall not include (i) any Property Agreements that Seller shall remain liable for as tenant under the Lease as indicated on Schedule 2.3; (ii) any of Seller's tradenames or trademarks; or
(iii) any Property Agreements that Seller shall not remain liable for as tenant


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under the Lease,  but Purchaser,  in its sole  discretion,  requests that Seller terminate (and if Seller is unable or unwilling to terminate for any reason, Seller must notify Purchaser of such fact in writing at least three (3) days prior to the expiration of the Review Period); and

      2.4 Plans. All of Seller's right, title and interest in and to all plans, drawings, specifications, surveys, engineering, environmental, inspection or similar reports and other technical descriptions relating to the Realty and Personalty (herein collectively referred to as the "Plans").

                                   ARTICLE 3
                                EARNEST MONEY AND
                       INDEPENDENT CONTRACT CONSIDERATION

      3.1 Earnest Money. Purchaser shall deposit, as earnest money, with the Title Company, to bind this Agreement with Seller, the sum of $25,000.00 (herein referred to as the "Initial Earnest Money") in the form of cash, cashier's check or other readily available funds, which deposit is to be made within three (3) business days from and after the Effective Date. In addition, Purchaser shall deposit, as additional earnest money, with the Title Company, the sum of $25,000.00 (herein referred to as the "Additional Earnest Money") in the form of cash, cashier's check or other readily available funds, on the expiration of the Review Period. The Initial Earnest Money and the Additional Earnest Money are sometimes collectively referred to herein as the "Earnest Money". The Title Company shall place the Earnest Money in a fully federally insured interest bearing account, and all interest earned thereon shall become a part of the Earnest Money as it accrues. If the transaction contemplated hereby closes, then on the Closing Date (as herein defined), the Earnest Money shall be paid over to Seller and applied to the Total Purchase Price; provided, however, that where Purchaser has the option to terminate this Agreement, in the event of such termination, then the Earnest Money shall be immediately returned by the Title Company to Purchaser. In the event the transaction contemplated hereby does not close for any other reason, the Earnest Money shall be disbursed in accordance with the terms hereof, subject to the reimbursements to Seller set forth in
Section 10.4 hereof. In the event that Purchaser fails to deposit the Initial Earnest Money with the Title Company as provided in this Article 3, then this Agreement shall become null and void for all purposes, and the parties hereto shall have no further obligations hereunder.

      3.2 Independent Contract Consideration. Within three (3) business days from and after the Effective Date, Purchaser shall deliver the sum of One Hundred and No/100 Dollars ($100.00) directly to Seller in the form of cash, cashier's check or other readily available funds as Independent Contract Consideration, which amount the parties bargained for and agreed to as consideration for Purchaser's exclusive right to inspect and purchase the Project pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable, and it is fully earned and shall be retained by Seller notwithstanding any other provisions of this Agreement and shall be credited against the Total Purchase Price at Closing.


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


                                   ARTICLE 4
                                 PURCHASE PRICE

      4.1 Total Purchase Price. The total purchase price (the "Total Purchase Price") for the sale and purchase of the Project is Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). At Closing, subject to the provisions of Section 4.2 hereof, Purchaser shall pay the Total Purchase Price, in cash, by bank cashier's check or wire transfer, through the account of the Title Company, to Seller or as otherwise directed by Seller in writing.

      4.2 Deduction from Purchase Price. In the event that Seller is a "foreign person" (as defined in Internal Revenue Code Section 1445(f)(3) and regulations issued thereunder) or in the event that Seller fails or refuses to deliver the non-foreign affidavit required in Section 10.2(11) hereof, or in the event that Purchaser receives notice from any seller-transferor's agent or purchaser-transferee's agent (each as defined in Internal Revenue Code Section 1445(d) and the regulations issued thereunder) that, or Purchaser has actual knowledge that, such affidavit is false, Purchaser shall deduct and withhold from the Total Purchase Price a tax equal to ten percent (10%) thereof, as required by Internal Revenue Code Section 1445. In the event of any such withholding, Seller's obligation to deliver title hereunder and to otherwise perform all of its obligations hereunder shall not be excused or otherwise affected. Purchaser shall remit such withheld amount to and file the required form with the Internal Revenue Service, and in the event of any claimed over-withholding, Seller shall be limited solely to an action against the Internal Revenue Service for refund (under Regulation Section 1.1464-1(a)), and hereby waives any right of action against Purchaser on account of such withholding. The provisions of this Section 4.2 shall survive the Closing Date hereunder without limit as to time.

                                   ARTICLE 5
                                     SURVEY

      5.1 Survey. Within twenty (20) days after the Effective Date, Seller and Purchaser agree, (i) to cause a registered, licensed state surveyor approved by the Title Company to prepare a new and updated on the ground survey (the "Survey") of the Realty, and (ii) to deliver to Purchaser at least three (3) copies, to Purchaser's counsel at least one (1) copy, and to the Title Company at least one (1) copy of the Survey plat and a certificate under the seal of the surveyor, which Survey shall satisfy all of the reasonable requirements of Purchaser's Lender and, without limiting the foregoing, shall: (a) meet the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted by the American Land Title Association, the American Congress on Surveying and mapping, and the National Society of Professional Surveyors in 1997, including items 1 through 4, 6 through 11, and 13 through 16 of Table A thereto; and (b) include the surveyor's registered number and seal, the date of the Survey (which shall be no earlier than the Effective Date), and a narrative certificate certifying that the survey has been prepared in accordance with the foregoing-described ALTA/ACSM Standards, and containing such other information as Purchaser's Lender may reasonably require.


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


      Without limiting the foregoing, the Survey shall be in form and substance acceptable to the Title Company as a basis for deleting, to the maximum extent permitted by applicable title insurance regulations, the standard printed exceptions relating to survey matters in the Owner's Policy of Title Insurance to be delivered by Seller as hereinafter provided. For purposes of the property description to be included in the Deed, the field notes prepared by the surveyor shall control any conflicts or inconsistencies with the description herein.

                                   ARTICLE 6
                     TITLE COMMITMENT AND CONDITION OF TITLE

      6.1 Title Commitment. Within twenty (20) days after the Effective Date, Seller and Purchaser agree to cause the Title Company to furnish Purchaser and its counsel a Commitment for Owner's Policy of Title Insurance (the "Title Commitment") prepared and issued by the Title Company describing and covering the Realty, listing Purchaser as the prospective name insured and showing as the policy amount the Total Purchase Price, which Title Commitment shall constitute the commitment of the Title Company to insure, by title insurance in the standard form of an Owner's Policy of Title Insurance in use in the State of Florida, Purchaser's title to the Realty to be good, marketable and indefeasible, subject only to those exceptions as may be approved by Purchaser or as hereinafter provided (herein referred to collectively as "Permitted Exceptions") and to the standard printed exceptions contained in the standard form of Owner's Policy of Title Insurance, except that, to the maximum extent permitted by applicable title insurance regulations and at Seller's expense, such standard exceptions shall be modified as follows: (i) the standard printed form survey exception shall be amended to read only "shortages in area", (ii) the standard exception as to the lien for taxes shall be limited to the year of Closing and subsequent years, and shall be endorsed "Not Yet Due and Payable," with respect to such years. (iii) there shall be no exception for "visible and apparent easements" or for "public or private roads" or the like, and (iv) there shall be no exception for "rights of parties in possession", except for Seller, as tenant under the Lease and any Purchaser approved subtenants, if any.

      6.2 UCC Report. Within twenty (20) days after the Effective Date, Seller and Purchaser shall obtain and provide to Purchaser a report (the "UCC Report") of searches made of the Uniform Commercial Code Records of Duval County, Florida, the Real Property Records of Duval County, Florida, and the Office of the Secretary of State, State of Florida and the state of Seller's incorporation or creation, indicating whether the Project is subject to any liens or security interests (other than liens and security interests, if any, which are to be released at the Closing).

      6.3 Disclosure of Exceptions by Survey, Title Commitment and UCC Report. Title Company shall furnish Purchaser and its counsel legible and true copies of the instruments creating any title exceptions, and Purchaser and its counsel shall have fifteen (15) business days after the date of receipt of such


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instruments  by Purchaser  and its counsel  (provided  Purchaser and its counsel shall have received all of the Title Commitment, UCC Report and Survey) ("Title Objection Period") to approve in writing the exceptions, in Purchaser's sole and absolute discretion. The exceptions or conditions to title set forth on Schedule
6.3 attached hereto and the matters affecting title created by Purchaser, expressly assumed by Purchaser, or created with the prior written consent of Purchaser, are acceptable to Purchaser and are deemed to be "Permitted Exceptions" for purposes of this Agreement. If the Title Commitment, UCC Report and Survey disclose any objections to title other than the Permitted Exceptions, which would materially interfere with Purchaser's intended use of the Property, Seller shall have a reasonable time, not to exceed twenty (20) days from the date such objections are made known in writing to Seller, to provide Purchaser with notice that Seller intends to cure such objections prior to Closing. Any curative material shall be filed by Seller, at its sole cost and expense, prior to or at Closing.

      Seller agrees to spend up to $10,000 to cure any unacceptable title, survey or UCC exceptions (exclusive of monetary liens which Seller has agreed to cure as hereinafter provided in this Section 6.3); provided, however, in no event will Seller be obligated to incur costs in excess of $10,000 in the aggregate or institute legal proceedings to do so. Notwithstanding the foregoing, Seller shall also satisfy any monetary liens on the Project created by Seller (or will cause the Project to be released from said monetary liens). If the cost to cure exceeds $10,000 and Seller shall (x) elect (or be deemed to have elected) not to cure any such unacceptable title exceptions or (y) not so cure any other unpermitted exceptions on or before the Closing Date, Purchaser may as its sole and exclusive remedy and at its sole option, either (i) terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, obligations, or liabilities hereunder except with respect to any surviving obligations hereunder, or (ii) waive any objections to the condition of title to the Project and close the transaction contemplated hereby without a reduction in the Total Purchase Price, in which event, any such waived objections will be deemed to be Permitted Exceptions. Any instrument in order to cure a defect in the insurability of title as provided herein shall be in such form as may be reasonably required by the Title Company and to satisfy said Title Company sufficiently for them to certify the said facts and/or to omit any exception to title, and/or to guarantee to Purchaser and Purchaser's Lenders, if any, against collection of any item out of the Project and, without limiting the foregoing, the same shall include, if necessary, affidavits or consents of officers and directors of Seller on behalf of Seller. If the Project is subject to any liens, including without limitation, transfer, inheritance, estate, franchise, license or other similar taxes or mechanics liens, the same shall not be deemed an objection to title, provided that the Title Company will issue or bind itself to issue its title policy which will insure Purchaser against collection of said liens from the Project. If Purchaser does not notify Seller within the 15-day period for an unacceptable title matter, the Title Commitment will be deemed approved and, except as otherwise expressly set forth herein, all matters shown thereby will be deemed to be Permitted Exceptions.

      6.4 New Exceptions. If between the expiration of the Title Objection Period and the Closing Date, an updated title report shows any new exceptions not shown on the Title Commitment, or an updated survey shows any new encroachments or other survey matters not existing during the Title Objection


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Period  and  such  new  exception  is  not   otherwise  a  Permitted   Exception
(collectively, "New Exceptions"), then, provided such New Exception would materially interfere with Purchaser's intended use of the Project, Purchaser shall have the right to give Seller written notice of same within ten (10) days of Purchaser's receipt of notice from the Title Company or surveyor of the existence of any such New Exception, and in such instance the parties shall have the same rights and obligations as to title encumbrances and exceptions and survey matters object to during the Title Objection Period. If Purchaser does not give notice of any such New Exceptions to Seller during such ten (10) day period, Purchaser shall be conclusively presumed to have waived such New Exceptions and to have agreed to accept title subject to such New Exceptions (which shall thereupon be deemed to be Permitted Exceptions), and the Closing shall occur without any credit or abatement of the Total Purchase Price.

                                   ARTICLE 7
                           STUDIES AND SELLER REPAIRS

      Without in any way limiting any other duties of Seller hereunder to provide information to Purchaser, promptly following the Effective Date, Seller shall provide to Purchaser copies of all environmental and engineering studies, reports and information of which Seller has Actual Knowledge, but only to the extent that such studies, reports and information are in Seller's possession or reasonably available to Seller, including, without limitation, correspondence from Governmental Authorities, concerning the environmental, mechanical and structural condition of the Realty. Should disclosure of any such materials be restricted or limited then Seller shall inform Purchaser of such restriction with a brief summary description of the materials not disclosed. In addition, subject to the provisions of Article 16 hereof, during the Review Period Purchaser and its contractors and representatives, shall have the right to conduct any and all appraisals, environmental, mechanical or structural studies and tests of the Realty (including, without limitation, Phase I Environmental Site Assessment and asbestos and lead paint studies) which Purchaser and Purchaser's Lender, in their reasonable discretion, deem necessary to determine whether the Realty is suitable for Purchaser's intended use. In the event that it is determined that a Phase II Environmental Site Assessment is necessary, such as assessment shall not be conducted without the prior approval of Seller. If Seller refuses to allow such Phase II Environmental Site Assessment, then Purchaser shall have the right to (i) waive such requirement and proceed to Closing, or (ii) terminate this Agreement in which case this Agreement shall terminate and the Title Company shall return the Earnest Money to Purchaser and the parties hereto shall have no further obligations under this Agreement, except as may otherwise be provided herein. Purchaser shall make available to Seller copies of all studies, reports or information in Purchaser's possession generated as a result of its inspection of the Project.

      Prior to entering the Project for any purpose, Purchaser shall furnish Seller with evidence of liability insurance coverage. Purchaser agrees to conduct all tests and inspections on the Project during normal business hours and in such a manner as to minimize interference with Seller's business operations; provided, however, that Seller agrees to make reasonable efforts to accommodate Purchaser's activities. Purchaser agrees to repair any physical damage to the Project caused by Purchaser's entry onto the Project. Should any


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


engineering study indicate the need for immediate repairs, Seller shall elect to either (i) agree to complete such repairs prior to Closing, (ii) subject to approval by Purchaser's Lender, agree to complete such repairs within a reasonable timeframe after Closing, in which case Seller agrees to escrow 125% of the estimated cost of such repairs at Closing, or (iii) refuse to make such repairs. Any escrow agreement entered into in connection with such escrowed funds shall allow reasonable periodic disbursements to reimburse Seller for documented expenses incurred as a result of such required repairs and for the release of any escrowed funds not used in making such repairs. In the event that Seller is unable to complete such repairs prior to Closing, refuses to complete such repairs or to deposit 125% of the estimated costs into escrow, Seller shall so notify Purchaser in writing and Purchaser shall have the option to (i) extend the Closing Date as necessary to complete such repairs, (ii) waive such repairs and proceed to Closing, or (iii) terminate this Agreement in which case this Agreement shall terminate and the Title Company shall return the Earnest Money to Purchaser and the parties hereto shall have no further obligations under this Agreement, except as may otherwise be provided herein.

                                   ARTICLE 8
         REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER

      To induce Purchaser to enter into this Agreement and to purchase the Project, Seller hereby represents and warrants to, and covenants and agrees with Purchaser, as follows, with the understanding and intention that Purchaser is relying upon the accuracy of such representations and warranties, and the agreement of Seller to comply with and perform such covenants and agreements, which representations, warranties, covenants and agreements shall be deemed (except as provided below) to be made by Seller to Purchaser as of the Effective Date and as of the Closing Date and thereafter (it being understood that such representations, warranties, covenants and agreements shall not be merged into the documents to be executed on the Closing Date but rather shall survive for the period set forth in Section 17.4 of this Agreement), and this Agreement is contingent upon and subject to the truth and accuracy of such representations and warranties, and the full and complete satisfaction of such covenants and agreements, and in the event such representations and warranties are not true and accurate as of Closing and any such covenants and agreements are not satisfied prior to Closing, Purchaser shall have the option of terminating this Agreement at any time prior to Closing, whereupon the Title Company shall promptly return the Earnest Money to Purchaser and all parties hereto shall be released from any and all liability hereunder except as set forth herein, or Purchaser may, at its sole option and discretion, waive in writing Seller's satisfaction of any such representations, warranties, covenants or agreements and consummate the transaction contemplated hereby (it being understood and agreed by Seller and Purchaser that Seller shall remain liable during the survival period provided for in Section 17.4 hereof for all representations, warranties, covenants and agreements made by Seller in this Agreement and not expressly waived in writing by Purchaser as hereinabove provided):

(1) From the Effective Date until the Closing, Seller shall (i) maintain the Project in, or, if necessary, restore the Project to, its present condition, subject to reasonable wear and tear, damage, casualty and condemnation; (ii) continue to operate the Project in a good, businesslike manner; and (iii) shall not modify or alter, in any material respect, any repair or maintenance programs or policies now in effect with respect to the Project, except as necessary to accommodate a Purchaser approved subtenant, if any.

(2) Seller has delivered to Purchaser copies of all insurance policies relating to the Project. Seller shall continue all such insurance policies in full force and effect through the Closing Date, and Seller shall neither cancel nor materially amend any of the same without Purchaser's prior written consent, not to be unreasonably withheld.

(3) To best of Seller's Actual Knowledge, Seller has not received within the eighteen (18) consecutive months immediately preceding the Effective Date any notices or requests from any carrier of any insurance with respect to the Project, and Seller shall immediately deliver copies of any such notice or request to Purchaser received after the Effective Date.

(4) To the best of Seller's Actual Knowledge, Seller has not received within the eighteen (18) consecutive months immediately preceding the Effective Date any written or oral notices or requests from any mortgagee, insurance company or Board of Fire underwriters, or any organization exercising functions similar thereto, requesting the performance of any work or alterations in respect to the Project which have not been performed.

(5) From the Effective Date through the Closing Date, Seller shall not enter into any new Property Agreements without the prior written consent of Purchaser unless such new Property Agreements are cancelable on or before the Closing Date or Seller agrees to remain liable for such Property Agreement as tenant under the Lease. The copies of the Property Agreements delivered to Purchaser hereunder are true, accurate and complete, and, to the best of Seller's Actual Knowledge, Seller has received no notice and has no knowledge of any material, uncured breach or default by Seller or by any other party under the Property Agreements. Prior to the Closing Date, Seller shall comply with each and every material undertaking, covenant and obligation under the Property Agreements and the same shall not be materially modified, amended, terminated, renewed or otherwise altered without the prior written consent of Purchaser, which Purchaser consent shall not be unreasonably withheld.

(6) There is no actual or pending action, suit, claim, litigation, or proceeding by any entity, individual or governmental agency affecting Seller or the Project which would in any way constitute a lien, claim or obligation of any kind against the Project, and to the best of Seller's Actual Knowledge, there is no such action, suit, claim, litigation or proceeding threatened.

(7) There are no pending condemnation or similar proceedings or assessments affecting the Project or any part thereof, nor to the best of Seller's Actual Knowledge, are any such assessments or proceedings contemplated by any Governmental Authority.

(8) No restrictive covenant or zoning (or its equivalent) classification (or, other Governmental Requirement) is materially violated by the present use and maintenance of the Project and appurtenant uses (including, without limitation, parking uses associated with the Project), and, there are no proceedings pending to change such zoning (or its equivalent) classification, and Seller shall not itself apply for or acquiesce in any such change.

(9) To the best of Seller's Actual Knowledge, Seller has not received within the eighteen (18) consecutive months immediately preceding the Effective Date any notice of any breach of any Governmental Requirement or restrictive covenant which remains uncured, and is not under any order of any Governmental Authority, with respect to the Project or the Seller's present use and operation of the Project.

(10) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance and observance of the obligations of Seller hereunder and under any and all other agreements and instruments herein mentioned to which Seller is a party will not conflict with or result in the breach of any Governmental Requirement or of any agreement or instrument to which Seller is now a party or to which it is subject, or constitute a default thereunder, and does not require Seller to obtain any consents or approvals from, or the taking of any other actions with respect to any third parties.

(11) Seller has all requisite power and authority to carry on Seller's business as it is now being conducted and to enter into and perform this Agreement. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Seller hereunder and under any and all other agreements and instruments herein mentioned to which Seller is a party have been duly authorized by all requisite action and are enforceable against Seller in accordance with their respective terms. The individual executing this Agreement on behalf of Seller is authorized to act for and on behalf of and to bind Seller in connection with this Agreement and in so doing to bind Seller to all of the terms and provisions hereof.

(12) The financial statements, reports, and other data relative to the Project heretofore furnished by Seller to Purchaser are (and all such statements, reports, information, and other data hereafter furnished by Seller to Purchaser will be) true and correct in all material respects, and fairly reflect the financial condition, the financial results or other subject matter thereof as of the dates thereof.

(13) All of the Personalty is and shall be owned by Seller on the Closing Date, free and clear of all liens, encumbrances, and security interests.

(14) There are no labor disputes, organizational campaigns or union contracts existing or under negotiation as of the Effective Date with respect to the Project for the construction, maintenance and operation thereof, and there are no employees or associates, either of Seller or any other employer engaged in the construction, operation and maintenance of the Project, to whom Purchaser shall, at or after the Closing Date, have any obligation whatsoever.

(15) Seller has maintained and does presently maintain in full force and effect all Environmental Permits necessary or required for the ownership and operation of the Project, and Seller has provided, or will provide, copies of all such Environmental Permits to Purchaser for its review.

(16) There will not as of the Closing Date exist any Environmental Condition on or at the Realty or any other matter on or connected with the Project that would cause the imposition on Purchaser of Environmental Liabilities if such Environmental Condition or other matter were disclosed to Governmental Authorities.

(17) As of the Effective Date and as of the Closing Date Seller is not currently operating nor is it required to be operating the Project under any compliance order, decree or similar agreement; any consent decree, order or similar agreement; and/or any corrective action decree, order or similar agreement issued by or entered into with any Governmental Authority under any Environmental Law.

(18) Except as disclosed in any Phase I Environmental Site Assessment delivered to Purchaser, no Hazardous Materials have been dumped, landfilled, stored, located or disposed of on the Realty.

(19) To the best of Seller's Actual Knowledge, there has not been in respect to the Project, within the eighteen (18) consecutive months immediately preceding the Effective Date, any emission (other than steam or water vapor) into the atmosphere or any discharge, direct or indirect, of any pollutants into the waters of the State of Florida or the United States of America other than domestic sewage discharged into a publicly owned treatment facility.

(20) To the extent within Seller's possession or available to Seller, Seller shall provide Purchaser and its employees, representatives and agents with access to the Project and shall make available for review and copying (if not otherwise required to be furnished to Purchaser as herein provided), warranties and guaranties directly relating to the Project, income and expense and operating data directly relating to the Project, licenses and permits directly relating to the Project, all fire, hazard, liability, and other insurance policies held by Seller with respect to the Project, all appraisals of the Project made within the last five years, engineer's or architect's studies or reports with respect to the Project, and any and all books, records, contracts, and any other documents or information directly relating to the Project. Seller makes no representations or warranties as to the accuracy of the information contained in any third party documents provided to Purchaser in accordance with this Section 20; provided, however, that Seller represents that all documents provided shall be true and correct copies of the same. To the extent that Seller is prohibited by law or agreement from providing Purchaser with any documentation that Seller is otherwise obligated to provide to Purchaser, Seller shall provide Purchaser with written notice briefly describing the nature of such documentation and the reason why the same may not be delivered to Purchaser. Seller shall nevertheless continue to make reasonable attempts to obtain such documentation and provide same to Purchaser. Seller shall cooperate and assist Purchaser in the inspection of such documents, items and information and in any other inspection by Purchaser provided for hereunder, provided that any such inspection shall be conducted during normal business hours or at such other time as is reasonable or necessary to conduct the inspection and shall not unreasonably interfere with the normal business operations of Seller, and shall be subject to the conditions set forth in Article 16 hereof.

(21) From the Effective Date through the Closing Date, Seller shall promptly notify Purchaser of any material change with respect to the Project or any information heretofore or hereafter furnished to Purchaser with respect to the Project, including specifically, but without limitation, any change which would make any portion of this Agreement, including, without limitation, the representations, warranties, covenants and agreements contained in this Article 8 untrue or materially misleading.

(22) To the extent  that  Seller's  representations  and/or  warranties  in this
Article 8 are limited to the "Actual Knowledge" of any particular natural persons, Seller warrants and represents that such persons are the most likely officers, directors and/or employees of Seller to be familiar with the matters to which the respective representation and/or warranty pertains.

                                   ARTICLE 9
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby warrants and represents to Seller as follows:

      (1) Purchaser is a limited partnership duly organized under the laws of the State of Texas, and has full power to execute, deliver and perform this Agreement.

      (2) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Purchaser hereunder have been duly authorized by requisite action and are enforceable against Purchaser in accordance with their respective terms. The individuals executing this Agreement on behalf of Purchaser are authorized to act for and on behalf of and to bind Purchaser in connection with this Agreement.

      (3) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance and observance of the obligations of Purchaser hereunder and under any and all other agreements and instruments herein mentioned to which Purchaser is a party will not conflict with or result in the breach of any Governmental Requirement or of any agreement or instrument to which Purchaser is now a party or to which it is subject, or constitute a default thereunder, and does not require Purchaser to obtain any consents or approvals from, or the taking of any other actions with respect to any third parties.

      (4) Other than the liens and security interests which shall be granted to Purchaser's Lender at Closing, Purchaser has not granted any security interest or liens which shall affect the Project.

                                   ARTICLE 10
                                     CLOSING

      10.1 Closing Date. Unless extended as provided in this Agreement, and provided Purchaser does not terminate this Agreement in accordance with its terms and all other conditions set forth herein are satisfied, Purchaser and Seller shall consummate and close the transactions contemplated hereby on or before fifteen (15) days after the expiration of the Review Period, unless Purchaser and Seller agree to an earlier date (the actual date of Closing hereunder being herein referred to as the "Closing Date"), during regular business hours in the offices of the Title Company, or such other location as may be mutually agreed to by the parties. For the purposes of this Agreement, the actual consummation and closing of the purchase and sale contemplated by this Agreement is herein referred to sometimes as the "Closing".

      10.2 Items to be Delivered by Seller on Closing Date. On the Closing Date (or soon thereafter with regard to the Owner's Policy of Title Insurance), provided all conditions set forth herein have been fully satisfied and/or complied with, Seller shall deliver for the benefit of Purchaser the following (all of which shall be duly executed, witnessed and notarized where appropriate and, where appropriate, be in recordable form):

            (1) Special Warranty Deed (the "Deed") in form and substance reasonably satisfactory to Seller and Purchaser, which Deed shall (i) convey to Purchaser good, marketable and indefeasible fee simple title to the Realty, (ii) bind Seller and its successors and assigns to warrant and forever defend the Realty unto Purchaser and its successors and assigns against every person claiming same or any part thereof, by, through or under Seller, but not otherwise, and (iii) be free and clear of all liens, encumbrances, covenants, restrictions and other matters, except for the Permitted Exceptions.

            (2) An Estoppel Certificate in form and substance reasonably acceptable to Seller, Purchaser and Purchaser's Lender, duly executed by Seller as tenant.

            (3) A Bill of Sale conveying the Personalty to Purchaser. The Bill of Sale shall be prepared by Purchaser in form and substance reasonably satisfactory to Seller and Purchaser, and shall contain a special warranty of title, subject only to the Permitted Exceptions.

            (4)  Assignment  of  Incidental  Rights  and  Plans  and  all  other documents affecting the Realty and Personalty and/or the construction, furnishing and equipping thereof, including, but not limited to, all warranties and guaranties under the Construction Contracts and equipment warranties. Additionally, Seller shall use its reasonable efforts to cause each person or entity who has issued a valid general contractor's or other warranty with respect to the Project to execute an instrument in favor of Purchaser that acknowledges and consents to the assignment of such warranty by Seller to Purchaser. The Assignment shall be prepared by Purchaser in form and substance reasonably satisfactory to Seller and Purchaser.

            (5) All Property Agreements, the Plans, licenses and permits, certificates of occupancy, certificates of compliance, tenant files, all studies with respect to the functional aspects of the Project, including, without limitation, soil and compaction tests, flooding studies and environmental studies; all extra promotional brochures, posters, signs and other advertising materials relative to the operation of the Project; copies of all other books and records relating to the ownership and operation of the Project; and copies of the Construction Contracts and all amendments relating thereto.

            (6) A "Bills Paid Affidavit" verifying that there are no unpaid bills or claims for labor performed or materials furnished to the Project by or at the instance of Seller prior to the Closing Date.

            (7) An Owner's Policy of Title Insurance in the face amount of the Total Purchase Price, in the same form as the revised Title Commitment.

            (8) Current records search results reasonably acceptable to Purchaser reflecting that since the date of the searches furnished pursuant to
Section 6.2 hereof, no Uniform Commercial Code filings, chattel mortgages, assignments, pledges or other similar encumbrances have been filed in the offices of the Secretary of State of the State of Florida, in the office of the County Clerk of Duval County, Florida, or in any other appropriate offices for the filing of such documents in the State of Florida with reference to the Project.

            (9) A certificate,  executed and sworn to by Seller, confirming that
(i) as of the Closing Date, all of the warranties and representations set forth in Article 8 hereof are true and correct in all material respects, and all covenants and agreements set forth in Article 8 hereof have been satisfied, (ii) Seller has delivered true, correct and complete original copies of all Property Agreements entered into by Seller from and after the Effective Date (or, if none have been entered into, so stating), and (iii) that no material adverse changes have occurred with respect to any part of the Project.

            (10) An operating statement, prepared as of the last day of the calendar month preceding the Closing Date, which fully and accurately reflects (and is certified by Seller as fairly reflecting) the results of operations from the Project since the day that the last such operating statement was furnished to Purchaser.

            (11) If Seller is not a "foreign person" (as defined in the Internal Revenue Code Section 1445 and the regulations issued thereunder), a non-foreign affidavit containing such information as shall be required by Internal Revenue Code Section 1445 and regulations issued thereunder.

            (12) Possession of the Project in substantially the same condition as it exists on the Effective Date, subject to the rights of Seller as tenant under the Lease and any Purchaser approved subtenants, if any.

            (13) Such other documents, instruments and certificates as are contemplated herein to effect and complete the Closing including, without limitation, such ordinary and customary instruments as may be requested by the Title Company.

            (14) Original executed counterparts of the resolutions of Seller, and any other documents as Purchaser shall reasonably request to evidence and confirm the power and authority of Seller to close the transaction contemplated herein.

            (15) The Lease, executed by Seller, in form and substance reasonably acceptable to both Seller, as tenant, and Purchaser, as landlord.

      10.3 Items Delivered By Purchaser on Closing Date. On the Closing Date, provided all conditions set forth herein have been fully satisfied and/or complied with, Purchaser shall deliver for the benefit of Seller the following (all of which shall be duly executed, witnessed, and notarized, where appropriate, and, where appropriate, be in recordable form):

            (1)   The Total Purchase Price.

            (2) Original executed counterparts of the resolutions of Purchaser or other documents as Seller shall reasonably request to evidence and confirm the power and authority of Purchaser to close the transaction contemplated herein.

            (3) Such other documents, instruments and certificates as are contemplated herein to effect and complete the Closing including, without limitation, such ordinary and customary instruments as may be requested by the Title Company.

            (4) The Lease, executed by Purchaser, in form and substance reasonably acceptable to both Seller, as tenant, and Purchaser, as landlord.

            (5) A subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Seller, as tenant, and Purchaser's Lender, executed by Purchaser's Lender.

      10.4 Closing Costs and Attorneys' Fees. On the Closing Date (i) Purchaser shall pay Purchaser's attorneys' fees; all fees incurred by Purchaser in connection with the Financing; the costs of preparing and recording the Deed and other conveyancing documents; all mortgage or similar taxes and recording fees associated with the Financing and the liens securing the same; and any other costs incurred by Purchaser and all other costs which Purchaser has specifically agreed to bear in other parts of this Agreement, and (ii) Seller shall pay any transfer taxes and/or real estate transfer fees incident to the delivery of the Deed and other conveyancing documents required of Seller herein; all fees, expenses and penalties relating to the payoff of existing notes secured by the Project or any part thereof, and the release of any deed of trust liens and other liens associated therewith to the extent such liens were created by Seller; the cost of examining, insuring and, to the extent the obligation to cure is otherwise imposed on Seller under this Agreement, curing title (if necessary) to the Project, as provided for herein (including the cost of the premium of the Owner's Policy of Title Insurance and the Mortgagee Policy of Title Insurance (including any endorsements thereto)) to be provided hereunder; the cost of the Survey; the cost of the UCC reports; all engineering, environmental and appraisal reports, the cost of Seller's attorneys' fees; any other costs incurred by Seller; and all other costs which Seller has specifically agreed to bear in other parts of this Agreement. Seller and Purchaser shall share equally all escrow fees charged by the Title Company. In the event no agreement is contained herein respecting the payment of a particular cost or expense required to be incurred by Seller in connection with this Agreement, such cost or expense shall be paid by Seller. In the event no agreement is contained herein respecting the payment of a particular cost or expense required to be incurred by Purchaser in connection with this Agreement, such cost or expense shall be paid by Purchaser. Notwithstanding the foregoing, in the event that this Agreement is terminated by Purchaser pursuant to its rights under Articles 15 or 16 herein, Purchaser shall promptly reimburse Seller for the cost of all engineering, environmental and appraisal reports prepared at the request of Purchaser or Purchaser's Lender up to a maximum amount of $18,000. The Title Company shall reimburse such costs to Seller, on Purchaser's behalf, from the Earnest Money upon its receipt of invoices for such costs which have been reasonably approved by Purchaser.

      10.5 Prorations. There shall be no prorations, credits or offsets at Closing for ad valorem taxes, special assessments and Project operating expenses. Both Seller and Purchaser agree that Seller is currently responsible for payment of such expenses and shall, to the extent provided in the Lease, continue to be responsible for such expenses accruing against the Project for periods of time from and after the Closing Date under the Lease.

                                   ARTICLE 11
                       DESTRUCTION, DAMAGE OR CONDEMNATION

      Prior to the Closing Date, risk of loss with regard to the Project and the construction, ownership, operation, management or maintenance thereof shall be borne by Seller. If, prior to the Closing Date, all or a material part of the Project is subjected to a bona fide threat of condemnation by a body having the power of eminent domain, or included in whole or in part in a governmental plan or proposal which may result in the taking of all or a material part of the Project, or is taken by eminent domain or condemnation (or a sale in lieu thereof), or all or a significant (by which term is meant damage or destruction where the estimated costs of restoration exceed $100,000.00) part of the Project is damaged or destroyed by fire or other casualty, Purchaser may, by written notice to Seller, given within thirty (30) days after Purchaser's receiving actual notice of such plan or proposal, threat of condemnation, condemnation, damage, destruction, or sale, elect to rescind and cancel this Agreement, and upon such rescission and cancellation, the Title Company shall return the Earnest Money to Purchaser and none of the parties shall have any rights, obligations or liabilities hereunder, except as set forth herein. The Closing Date shall be postponed, if necessary, to grant Purchaser such thirty (30) day period. If Purchaser does not elect so to rescind, or if less than a significant part of the Project is damaged or destroyed by fire or other casualty, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any property destroyed by fire or other casualty or taken by eminent domain or condemnation, or sold in lieu thereof, shall be effected with no further adjustments, and the provisions of the Lease shall govern any actions required to be taken by Purchaser and Seller in connection with such condemnation, damage, destruction, or sale. If this Agreement is not rescinded by Purchaser as set forth above, at such time as all or part of the Project is subject to a bona fide threat of condemnation as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action.

                                   ARTICLE 12
                             REAL ESTATE COMMISSIONS

      Purchaser and Seller mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Agreement, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith. Seller shall forever indemnify and hold harmless Purchaser against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney's fees and court costs, which Purchaser may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Seller in respect to the transactions herein contemplated. Purchaser shall forever indemnify and hold harmless Seller against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney's fees and court costs, which Seller may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Purchaser in respect to the transactions herein contemplated. The provisions of this Article 12 shall survive the Closing and termination of this Agreement.

                                   ARTICLE 13
                                     NOTICES

           All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by confirmed facsimile or other similar electronic transmission device or by messenger delivery, or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

           If to Seller, to:           SuperStock, Inc.
                                       7660 Centurion Parkway
                                       Jacksonvilee, Florida 32256
                                       Attn:  Mr. Albert Pleus

                                       Telephone (808) 295-4500
                                       Facsimile (212) 898-9007


           with copy to:               Loeb & Loeb LLP
                                       345 Park Avenue
                                       New York, New York 10154

                                       Attn:  Lloyd Rothenberg
                                       Telephone:  (212) 407-4937
                                       Facsimile:  (212) 407-4990

                                       Attn:  Kenneth Freeman
                                       Telephone:  (212) 407-4086
                                       Facsimile:  (212) 407-4990



           If to Purchaser, to:        NL Ventures IV, L.P.
                                       c/o AIC Ventures
                                       8080 N. Central Expressway, Suite 1080
                                       Dallas, Texas 75206
                                       Attn:  Mr. Peter Carlsen

                                       Telephone (214) 292-4232
                                       Facsimile (214) 363-4968

           with a copy to:             Mr. Heath D. Esterak
                                       Fulbright & Jaworski L.L.P.
                                       300 Convent Street, Suite 2200
                                       San Antonio, Texas  78205

                                       Telephone (210) 270-7161
                                       Facsimile (210) 270-7205

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice request, demand or other communication given under this Section shall be effective upon the earlier of

(i) personal delivery to the party to receive such notice, request, demand or communication, (ii) receipt at the address for notice as provided for herein for the party to receive such notice, request, demand or communication, or (iii) the expiration of seventy-two (72) hours from and after the date such notice, request, demand or other communication was sent in accordance herewith.

                                   ARTICLE 14
                              DEFAULTS AND REMEDIES

      14.1 Seller's Remedies on Purchaser's Default. In the event that Purchaser shall fail to consummate the purchase of the Project on or before the Closing Date for any reason other than termination hereof pursuant to a right granted to Purchaser to do so, failure of any condition set forth herein, or breach by Seller of its representations, warranties, covenants or agreements hereunder, then, as its sole and exclusive remedy hereunder, Seller may terminate this Agreement and receive the Earnest Money from Title Company whereupon neither party shall have any further obligations hereunder except as set forth herein. Seller agrees to accept such sum as its total liquidated damages and relief and as its sole remedy, at law or in equity, for Purchaser's default hereunder, the parties having agreed that in the event of a default hereunder by Purchaser, the actual harm to Seller will be extremely difficult and impracticable to determine, and Seller and Purchaser agree that said liquidated damages are not intended as a penalty.

      14.2 Purchaser's Remedies on Seller's Default. In the event Seller shall fail or refuse to fully and timely perform any of its obligations hereunder, or shall fail or refuse to consummate the sale of the Project for any reason not set forth in this Agreement, except where caused by Purchaser's default, then as its sole and exclusive remedies hereunder, Purchaser may: (i) terminate this Agreement and recover (a) from the Title Company, the Earnest Money, and (b) from Seller, Purchaser's actual out-of-pocket expenses incurred in connection with the transaction herein contemplated, up to a maximum of $18,000.00, and thereafter neither party shall have any further obligations hereunder except as set forth herein, or (ii) enforce specific performance of this Agreement (and should Purchaser be successful in enforcing specific performance, Seller shall be responsible for all of Purchaser's reasonable court costs and reasonable attorneys' fees incurred in connection therewith). In the event Seller fails or refuses to perform any covenant or agreement herein undertaken or fails or refuses to furnish any item or thing or permit any inspection, then Purchaser may, at its election, either waive such compliance or performance by Seller and proceed to Closing, or extend the Closing Date for such period of time (not to exceed thirty (30) days) deemed appropriate by Purchaser in which event the substituted Closing Date shall thereafter be and constitute the Closing Date hereunder.

      14.3 Limitation on Damages. Notwithstanding any other provision to the contrary set forth in this Agreement, but without in any way limiting any party's indemnification obligations hereunder, no party hereto shall be liable to any other party hereto for any incidental, consequential, special, exemplary or punitive damages arising out of or in connection with this Agreement, regardless of whether the breaching or defaulting party knew or should have known of the possibility of such damages, and without regard to the nature of the claim or the underlying theory or cause of action, and each party hereby waives its right to all such remedies and damages.

                                   ARTICLE 15
                               SPECIAL PROVISIONS

      Notwithstanding anything to the contrary herein, satisfaction of the provisions of this Article 15 shall be a further express condition precedent to the obligations of Purchaser to close the transaction contemplated hereby.

      15.1 Financing. Purchaser shall seek to obtain the commitment from a lender ("Purchaser's Lender") to provide financing (the "Financing") for the acquisition of the Project on terms and conditions satisfactory to Purchaser in its sole discretion and agrees to keep Seller reasonably informed of its progress in obtaining the Financing. If Purchaser's Lender refuses to fund the purchase or Purchaser is otherwise unable to obtain such financing, then Purchaser shall have the absolute and unfettered right, at any time prior to and on the Closing Date, to terminate this Agreement by sending written notice of such termination to Seller and the Title Company, whereupon the Title Company shall return the Earnest Money to Purchaser and the parties hereto shall have no further obligations under this Agreement, except as may otherwise be provided herein. Seller agrees to execute, such estoppel certificates, subordination, nondisturbance and attornment agreements, and other instruments as Purchaser's Lender may reasonably require in connection with such financing. To the extent permitted by, and subject to the conditions of, Article 7, Seller further agrees to cooperate with Purchaser's Lender and to allow such lender and its contractors, appraisers and representatives reasonable access to the Project to inspect same and to perform such other due diligence in connection with the loan as they may reasonably deem necessary; subject, however, to the provisions set forth in Article 16 hereof. In addition, Seller agrees that Purchaser may share all studies, tests, reports, financial data and other information regarding the Project provided by Seller to Purchaser with Purchaser's Lender and prospective lenders. Purchaser agrees to repair any physical damage to the Project caused by Purchaser's Lender's entry onto the Project.

      15.2 Lease. At Closing, Seller and Purchaser shall execute and enter into the Lease upon terms and in a form mutually agreeable to both parties. The Lease shall grant Seller (Tenant) a license for use of the Incidental Rights and Plans and the Property Agreements, which license shall be coterminous with the Lease.

      15.3 Due Diligence Materials. Seller shall deliver all due diligence materials as reasonably requested by Purchaser, except as provided for in
Article 8, Paragraph 20.

                                   ARTICLE 16
                                  REVIEW PERIOD

      For the purposes of this Agreement, the term "Review Period" shall mean the period of time commencing on the Effective Date, and expiring sixty (60) days thereafter. During the Review Period, Purchaser, at Purchaser's expense, may review all of the documents, items, information and materials reasonably requested by Purchaser and delivered by Seller, and, subject to the other provisions of this Agreement, including Article 7, may conduct soil tests, structural tests, and such other engineering and economic feasibility tests and studies and such other inspections or investigations with respect to the Project, as Purchaser may desire or deem appropriate. Seller agrees to cooperate with and assist Purchaser in the physical inspection of the Project and the inspection of such documents, items, information and materials, provided that such inspection shall be conducted during normal business hours or at such other time as is reasonable and necessary to conduct the inspection, and shall not unreasonably interfere with the normal business of Seller. If, within the Review Period, Purchaser shall, for any reason, in Purchaser's sole and absolute discretion, be dissatisfied with any aspect of the Project, then Purchaser shall have the absolute and unfettered right to terminate this Agreement by sending written notice of such termination to Seller at any time prior to the expiration of the Review Period. In the event that Purchaser terminates this Agreement, as provided above, the Title Company shall return the Earnest Money to Purchaser and the parties hereto shall have no further obligations under this Agreement, except as may be otherwise provided herein.

                                   ARTICLE 17
                                  MISCELLANEOUS

      17.1 Cooperation; Further Documents.

            (1 Each of the parties hereto agrees to use its reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable Governmental Requirements, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

            (2 Each party shall reasonably cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party (but if after the Closing Date, at the other party's direct out-of-pocket expense), such of its personnel as have relevant information with respect thereto.

            (3 Seller shall from time to time, at the reasonable request of Purchaser, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered contemporaneously herewith and at the Closing, and take such other action as Purchaser may reasonably require to more effectively transfer, convey and assign to and vest in Purchaser, and to put Purchaser in possession of, any assets being transferred, conveyed, assigned and delivered by Seller pursuant to this Agreement.

      17.2 No Partnership. This Agreement is a contract of purchase and sale only and is not intended and shall not be construed to create any association, trust, partnership, joint venture, agency or any other relationship between Purchaser and Seller.

      17.3 Savings Clause. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Florida, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance.

      17.4 Survival. Except as may otherwise be expressly set forth herein, each and every indemnification obligation, warranty, representation, covenant and agreement of Seller and Purchaser contained herein shall survive the execution, delivery and Closing (if any) of this Agreement for a period of one (1) year from and after the Closing Date or, if no Closing shall occur, for a period of two (2) years from and after the date of termination of this Agreement, and shall not be merged into the Deed (if any) or any other document executed and delivered prior to or at the Closing, but shall expressly survive and be binding thereafter on Seller and Purchaser, respectively. No inspections or examinations of the Project or the books, records, or information relative thereto by Purchaser shall diminish or otherwise affect Seller's indemnification obligations, representations, warranties, covenants and agreements relative thereto, and Purchaser may continue to rely thereon, except that if Purchaser has actual knowledge that a representation or warranty of Seller is false prior to Closing, but nevertheless agrees to close the transaction contemplated hereby, then Purchaser may not later seek recovery from Seller on such false representation or warranty.

      17.5 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

      17.6 Cumulative Rights. Except as may otherwise be set forth herein, all rights, powers and privileges conferred hereunder upon the parties shall be cumulative and not restrictive of those given by law.

      17.7 No Waiver By Conduct. The failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall not, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such parties rights to demand exact compliance with the terms hereof.

      17.8 Entire Agreement. This Agreement, including the exhibits, annexes and schedules attached hereto, constitutes the entire agreement and understanding between the parties hereto relating to the sale and purchase of the Project, and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection therewith. No statements, agreements, covenants, understandings, representations, warranties or conditions not expressed in this Agreement shall be binding upon the parties hereto, or shall be effective to interpret, change, or restrict provisions of this Agreement, unless such is in writing, signed by both parties hereto and by reference made a part hereof. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by Seller and Purchaser.

      17.9 Assignment. Seller shall not assign, transfer, or mortgage Seller's interest in this Agreement. Seller expressly agrees that Purchaser shall have the absolute right to assign and transfer Purchaser's interest in the Project and in this Agreement to any special purpose entity at Closing without the need to obtain the consent of Seller, and in the event of any such assignment, such assignee shall succeed to all the interests and rights so assigned as though such assignee had executed this Agreement, and Purchaser shall thereafter be relieved of obligations hereunder.

      17.10   Counterparts.   This   Agreement   may  be   executed  in  several
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      17.11 Binding  Effect.  Subject to the  restrictions  set forth in Section
17.9 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      17.12 Time. Time is of the essence with respect to this Agreement, and the respective time periods set forth herein.

      17.13   Captions.   The  captions  in  this  Agreement  are  inserted  for
convenience and reference only, and shall in no way affect, define, limit or describe the scope, intent or construction of any provision hereof.

      17.14 Pronouns. Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate.

      17.15 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Seller and Purchaser, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Seller and Purchaser hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

      17.16 Third Party Beneficiaries. Except as expressly set forth herein, nothing in this Agreement is intended or shall operate to create any rights of any nature in favor of any person, association or entity that is not a party to this Agreement.

      17.17  Recordation.   Neither  Seller  nor  Purchaser  shall  record  this
Agreement in the Real Property Records without the prior written consent of the other party.

      17.18 Subleases, Liability Insurance, and Confidentiality. Notwithstanding anything in this Agreement to the contrary: (a) Seller may enter into subleases and while such subleases will not be a Seller default under this Agreement, if Purchaser does not approve of the subleases, Purchaser may cancel this Agreement; (ii) Purchaser's liability insurance shall be for at least $1,000,000 per occurrence; and (iii) Purchaser shall treat as confidential Seller's non-public information, but this limitation shall not be applicable to information relating to the real estate that is the subject of this sale.


                            [Signatures on Next Page]

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date shown to the left of their respective signatures.

                                    SELLER:
                                    SUPERSTOCK, INC., a Florida corporation
Date: ____________________


                                    By:
                                       -----------------------------------------------------
                                    Name:
                                         ---------------------------------------------------
                                    Title:
                                          --------------------------------------------------


                                    PURCHASER:

Date: ____________________
                                    NL VENTURES IV, L.P., a Texas limited
                                    partnership

                                    By: AIC NET LEASE MANAGEMENT IV,
                                        L.P., a Texas limited partnership, its sole
                                        General Partner

                                    By: AIC OPCO IV, L.L.C.
                                        a Texas limited liability company,
                                        its sole General Partner

                                        ----------------------------------------------------
                                              Peter S. Carlsen, President

      Receipt of a fully executed copy of this Agreement is hereby acknowledged, and the undersigned Title Company agrees to perform the duties of the Title Company set forth in the foregoing Agreement as and when called upon to do so.


                                    TITLE COMPANY:
                                    -------------

                                    FIDELITY NATIONAL TITLE COMPANY


                                    By:
                                       -----------------------------------------
                                    Name:  David Lawrence
                                    Title: Senior Vice President
                                    Date:
                                         ---------------------------------------

                                     ANNEX A
                         General Definitional Provisions

      (1 All terms defined in this Agreement shall have their defined meanings when used in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa.

      (2 Definitions of each person or entity specifically defined herein, unless otherwise expressly provided to the contrary, include the successors, assigns, heirs and legal representatives of each such person or entity.

      (3 Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement shall include all amendments, modifications, supplements and restatements thereof or thereto, as applicable, and as in effect from time to time.

                                  Defined Terms

      The terms defined in this Annex A shall, for all purposes of this Agreement, have the meanings herein specified.

      "Actual Knowledge" shall mean the actual knowledge of Albert Pleus, Kai Chiang, Susan Chiang or Hiam Ariav.

      "Closing" shall have the meaning ascribed to such term in Section 10.1 hereof.

      "Closing  Date"  shall have the  meaning  ascribed to such term in Section
10.1 hereof.

      "Construction  Contracts"  shall have the meaning ascribed to such term in
Section 2.3 hereof.

      "Deed" shall have the meaning ascribed to such term in Section 11.2(1) hereof.

      "Environmental Conditions" means any and all acts, omissions, events, circumstances, and conditions on or in connection with the Realty or the Project that constitute a violation of, or require remediation under, any Environmental Laws, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

      "Environmental Laws" means all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority, relating to (a) the control of any potential pollutant, or protection of health or the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, (c) exposure to hazardous, toxic or other substances alleged to be harmful, (d) the protection of any endangered or at-risk plant or animal life, or (e) the emission, control or abatement of noise. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Endangered Species Act, 16 U.S.C. ss. 1531 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., including the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11001, et seq. The term "Environmental Laws" shall also include all applicable state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

      "Environmental Liabilities" means any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Authority or any other person or entity for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Authority, person or entity pursuant to common law or statute and related to the use or release of Hazardous Materials, or (c) as a result of Environmental Conditions.

      "Environmental Permits" means any permits, licenses, approvals, consents, registrations, identification numbers or other authorizations with respect to the Project or the ownership or operation thereof required under any applicable Environmental Law.

      "Governmental Authority" means any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

      "Governmental Requirements" means any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

      "Hazardous Materials" means any (a) petroleum or petroleum products, (b) asbestos or asbestos containing materials, (c) hazardous substances as defined by ss. 101(14) of CERCLA and (d) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

      "Incidental  Rights"  shall  have the  meaning  ascribed  to such  term in
Section 2.3 hereof.

      "Improvements" shall have the meaning ascribed to such term in Section 2.1 hereof.

      "Land" shall have the meaning ascribed to such term in Section 2.1 hereof.

      "Lease" shall have the meaning ascribed to such term in the recitals hereof.

      "Permitted  Exceptions"  shall have the  meaning  ascribed to such term in
Section 6.1 hereof.

      "Personalty" shall have the meaning ascribed to such term in Section 2.2 hereof.

      "Plans"  shall  have the  meaning  ascribed  to such term in  Section  2.4 hereof.

      "Project" shall mean the Realty, the Personalty, the Incidental Rights, the Plans and all other property and interests that are subject to this Agreement.

      "Property  Agreements"  shall have the  meaning  ascribed  to such term in
Section 2.3 hereof.

      "Purchaser's  Lender"  shall  have the  meaning  ascribed  to such term in
Section 15.1 hereof.

      "Realty"  shall have the  meaning  ascribed  to such term in  Section  2.1 hereof.

      "Review Period" shall have the meaning ascribed to such term in Article 16 hereof.

      "Survey"  shall have the  meaning  ascribed  to such term in  Section  5.1 hereof.

      "Title Commitment" shall have the meaning ascribed to such term in Section
6.1 hereof.

      "Title Company" shall mean Fidelity National Title Company, located at Three Lincoln Center, Suite 260, 5430 LBJ Freeway, Dallas, Texas, 75240; (972) 770-2120, Attn: David Lawrence.

      "Total  Purchase  Price"  shall have the meaning  ascribed to such term in
Section 4.1 hereof.

      "UCC Report" shall have the meaning ascribed to such term in Section 6.2 hereof.

                                    EXHIBIT A

                                Land Description

                                  SCHEDULE 2.3

                                  SCHEDULE 6.3


      1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof.

      2. Consents by Seller or any former owner of the Project for the erection of any structure or structures on, under or above any street or streets on which the Project may abut, provided same would not unreasonably interfere with the current use of the Project.

      3. Any and all covenants, restrictions, easements and agreements of record provided the same do not (i) prohibit the maintenance of the structure or structures now on the Project or (ii) interfere with the use of the Project for its present use or (iii) allow a lien to enforce payment of any fees, dues or assessments.